Exhibit 10.13

EXECUTION VERSION

ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of May 20, 2005 (this “Agreement”), by and among Trump Entertainment Resorts Holdings, L.P., a Delaware limited partnership formerly known as Trump Hotels & Casino Resorts Holdings, L.P. (“TER Holdings”), Trump Pageants, Inc., a New York corporation (“TPI”), and Donald J. Trump (“Trump”).

W I T N E S S E T H:

WHEREAS, on November 21, 2004, the Trump Entertainment Resorts, Inc., a Delaware corporation formerly known as Trump Hotels & Casino Resorts, Inc. and the general partner of TER Holdings (the “Company”), TER Holdings and certain subsidiaries of the Company (collectively, the “Debtors”) filed voluntary petitions under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101-1330, in the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”), under Case Nos. 04-46898 through 04-46925 (J.H.W.);

WHEREAS, on April 5, 2005, by written order, the Bankruptcy Court confirmed the Debtors’ Second Amended Joint Plan of Reorganization, dated as of March 30, 2005 (the “Plan”);

WHEREAS, the Plan contemplates a reorganization (the “Reorganization”) of the Debtors involving, among other things, an investment in the equity of the Company and TER Holdings pursuant to that certain Amended and Restated Investment Agreement, dated as of May 20, 2005 (the “Investment Agreement”), by and among the Company, TER Holdings and Trump;

WHEREAS, pursuant to and in accordance with the Plan, TER Holdings has agreed to transfer to TPI its equity interests in Miss Universe L.P., LLLP, a Delaware limited liability partnership (the “Partnership”), on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, hereby agree as follows:

1. Assignments and Assumptions. Subject to any consent of NBC Pageants, Inc., as owner of a fifty percent (50%) equity interest in the Partnership, required to be obtained therefrom in connection with the effectuation of the transactions contemplated hereby, TER Holdings hereby sells, assigns, transfers and conveys (a) to Trump, free and clear of any and all encumbrances other than those (as applicable) specifically contained in that certain Third Amended and Restated Agreement of Limited Partnership, dated as of September 4, 2002, as amended from time to time (the “Partnership Agreement”), TER Holdings’ 24.5% limited partnership interest in the Partnership, together with any and all of TER Holdings’ rights under the Partnership

Agreement in respect of such limited partnership interest, and (b) to TPI, free and clear of any and all encumbrances other than those (as applicable) specifically set forth in the Partnership Agreement, TER Holdings’ 0.5% general partnership interest in the Partnership, together with any and all of TER Holdings’ rights under the Partnership Agreement in respect of such general partnership interest. TPI and Trump hereby respectively accept such assignments of such general partnership interest and limited partnership interest and, as applicable, assume and agree to pay, perform and discharge promptly and fully when due all of TER Holdings’ obligations arising from and after the date hereof under the Partnership Agreement in respect of such general partnership interest and limited partnership interest.

2. Governing Law. This Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

3. Further Assurances. The parties hereto agree to execute and deliver such further instruments and do such further acts and things as may be required or desirable to carry out the intent and purpose of this Agreement.

4. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

5. Amendment, Waiver and Termination. This Agreement may not be amended or terminated, and no provision hereof may be waived, except by a writing signed by each of the parties hereto.

6. Headings. The headings in this Agreement are for the purpose of reference only and shall not limit or otherwise affect the meaning hereof.

7. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, each of the parties hereto has duly executed this Assignment and Assumption Agreement as of the date first above written

TRUMP ENTERTAINMENT RESORTS HOLDINGS, L.P.

By:	Trump Entertainment Resorts, Inc., its general partner

By:	/s/ JOHN P. BURKE
Name:	John P. Burke
Title:	Executive Vice President and Treasurer

TRUMP PAGEANTS INC.

By:	/s/ DONALD J. TRUMP
Name:	Donald J. Trump
Title:	President

/s/ DONALD J. TRUMP
Name:	Donald J. Trump